Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alliant Techsystems Inc:

We consent to the incorporation by reference in Registration Statement No. 333-82192 and 333-148502 of Alliant Techsystems Inc. on Form S-8 of our report dated June 26, 2008, relating to the financial statements and financial statement schedule of Alliant Techsystems Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of the Alliant Techsystems Inc 401(k) Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 26, 2008